EXHIBIT 10.33

Execution Version

FORBEARANCE AND NINTH AMENDMENT AGREEMENT

This FORBEARANCE AND NINTH AMENDMENT AGREEMENT (this "Agreement") is entered into as of February 22, 2016, by and among Peekay Boutiques, Inc., a Nevada corporation ("Holdco"), Christals Acquisition, LLC, a Delaware limited liability company (the "Parent"), Peekay Acquisition, LLC, a Delaware limited liability company ("Peekay Acquisition"), the subsidiaries of Peekay Acquisition listed as Borrowers on the signature pages of the Financing Agreement (as hereinafter defined) (together with Peekay Acquisition, each a "Borrower" and, collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages of the Financing Agreement (together with the Parent and each other Person that executes a joinder agreement and becomes a "Guarantor" thereunder or otherwise guarantees all or any part of the Obligations (as defined therein), each a "Guarantor" and, collectively, the "Guarantors," and together with the Borrowers, the "Obligors" and each, an "Obligor"), the Term A Lenders (as defined in the Financing Agreement) party hereto (the "Consenting Term A Lenders"), the Term B Lenders (as defined in the Financing Agreement) party hereto (the "Consenting Term B Lenders", and collectively with the Consenting Term A Lenders, the "Consenting Lenders"), Cortland Capital Market Services LLC, as collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Collateral Agent"), and as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Administrative Agent"), CB Agency Services, LLC, as origination agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Origination Agent"; together with the Collateral Agent and the Administrative Agent, each an "Agent", collectively, the "Agents," and, together with Holdco, the Obligors, the Consenting Lenders, the Agents, the "Parties" and each, a "Party"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Financing Agreement.

RECITALS

A. The Borrowers, Guarantors, Lenders and Agents are parties to that certain Financing Agreement, dated as of December 31, 2012 (as has been or may be further amended, restated, supplemented or otherwise modified from time to time, including, without limitation, pursuant to this Agreement, the "Financing Agreement"), pursuant to which Lenders made the Term Loans to Borrowers.

B. As of the date hereof, the Events of Default identified as "Specified Defaults" on Exhibit A hereto have occurred and are continuing (collectively, the "Specified Defaults").

C. The Obligors have requested that during the Forbearance Period (as hereinafter defined), the Consenting Lenders forbear from instructing the Administrative Agent and the Collateral Agent to exercise certain rights and remedies under the Financing Agreement with respect to the Specified Defaults.

D. Subject to the terms and conditions set forth herein, the Consenting Lenders have agreed to forbear from instructing the Collateral Agent and the Administrative Agent to exercise certain rights and remedies pursuant to the Financing Agreement solely with respect to the Specified Defaults until the Forbearance Termination Date.

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NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Confirmation by the Obligors of Obligations and Specified Defaults

(a) The Obligors acknowledge and agree that as of February 15, 2016, the aggregate principal balance of the outstanding Term A Loans was equal to $27,000,000.00 and the aggregate principal balance of the outstanding Term B Loans was equal to $11,215,938.95. The foregoing amounts do not include interest, fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Financing Agreement and the other Loan Documents. Each of the Obligors hereby confirms that the Financing Agreement and the other Loan Documents are in full force and effect and that none of the Obligors has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Financing Agreement or any other Loan Document.

(b) The Obligors acknowledge and agree that (i) each of the Specified Defaults constitutes an Event of Default that has occurred and is continuing as of the date hereof, (ii) none of the Specified Defaults has been cured as of the date hereof, and (iii) except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof, or are expected to occur during the Forbearance Period, as the case may be. Prior to the effectiveness of this Agreement, each of the Specified Defaults permits the Agents on behalf of the Lenders to take certain actions and/or otherwise exercise the rights and remedies provided for by any or all of the Financing Agreement, the other Loan Documents or applicable Laws, in each case, in accordance with the terms and conditions of the Financing Agreement, the other Loan Documents, and applicable Laws.

(c) The Obligors hereby ratify and reaffirm all of the Liens and security interests heretofore granted pursuant to the Financing Agreement and the other Loan Documents as collateral security for the Obligations incurred pursuant to the Financing Agreement and the other Loan Documents, and acknowledge that all of such Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, were and are properly recorded and/or filed, and continue to be and remain Collateral for such indebtedness from and after the date hereof.

SECTION 2. Forbearance; Forbearance Default Rights and Remedies.

(a) Effective as of the Forbearance Effective Date (as hereinafter defined), the Consenting Lenders agree that until the expiration or termination of the Forbearance Period, they will forbear from instructing the Agents to exercise their rights and remedies against the Obligors or their respective properties, in each case solely with respect to the Specified Defaults; provided, however, that except as otherwise expressly provided herein, the Specified Defaults shall continue to constitute actionable Events of Default for the purpose of triggering all limitations, restrictions or prohibitions on certain actions that may be taken or omitted or otherwise acquiesced to by or on behalf of the Obligors pursuant to the Financing Agreement or any other Loan Document, including, without limitation, any limitations, restrictions or prohibitions with respect to any distribution, advance or other payment directly or indirectly from or for the benefit of any Obligor to any other Obligor, any direct or indirect owner of an equity interest in any Obligor or any Affiliate of any of the foregoing, and any actions or inactions taken or omitted or otherwise acquiesced to by or on behalf of any Obligor in violation of such provisions, in each case while any Default or Event of Default (including any Specified Default) exists, will constitute additional Events of Default under the Financing Agreement and the other Loan Documents. The forbearance contained in this Agreement shall not constitute a waiver of any of the Specified Defaults or a waiver of any right to enforce any rights or remedies on or after the Forbearance Termination Date.

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(b) As used herein, the term "Forbearance Period" shall mean the period beginning on the Forbearance Effective Date and ending on the earliest to occur of (the "Forbearance Termination Date"): (i) the date that any Termination Event (as hereinafter defined) occurs; (ii) payment in full, in cash, of all Obligations under the Financing Agreement; (iii) the date on which any of the Obligors repudiates or asserts any defense to any Obligation or other liability under or in respect of this Agreement, the Financing Agreement or any other Loan Document or applicable Laws, or makes or pursues any claim or cause of action against any Lender or any Agent; (iv) the date on which Required Term B Lenders instruct the Agents (or any one of them) to exercise any rights or remedies against Holdco or any Obligor or their respective properties under the Financing Agreement in respect of any of the Specified Defaults; (v) the date on which any holder of Seller Notes or other Indebtedness of Holdco or any Obligor exercises any rights or remedies against Holdco or any Obligor in respect of any default or event of default under the terms of such Seller Note or other Indebtedness; and (vi) 11:59 p.m. (prevailing Eastern time) on July 31, 2016 (the "Outside Date"). As used herein, the term "Termination Event" shall mean: (A) any Default or Event of Default under the Financing Agreement other than the Specified Defaults; (B) any Step One Milestone Termination Event (as hereinafter defined); (C) any Step Two Milestone Termination Event (as hereinafter defined); (D) any action or inaction taken by Holdco or any of the Obligors to pursue an alternative restructuring transaction that is inconsistent in any material respect with the terms of this Agreement as determined by the Consenting Term A Lenders (an "Alternative Transaction"), unless the board of directors of Holdco determines, based on the written advice of outside counsel, that the failure to take such action or inaction would be inconsistent with its fiduciary duties; provided, that if the board of directors of Holdco determines that it is required to proceed with such an Alternative Transaction, it shall first provide five (5) Business Days' prior written notice to the Consenting Lenders and the Agents, provided, further, that (1) any such determination shall not otherwise limit the definition of a Termination Event and (2) any such determination shall not otherwise limit the requirement set forth in SECTION 3(b) or otherwise herein or in any Loan Document that any Qualified IPO, Qualified Refinancing or Qualified Private Sale, and the allocation of the proceeds thereof, be on terms and conditions acceptable in all respects to the Consenting Term A Lenders; (E) the failure of Holdco or the Obligors to timely comply with any material term, condition, or covenant set forth in this Agreement as determined by the Consenting Term A Lenders; (F) the failure of any representation or warranty made by Holdco or the Obligors under or in connection with this Agreement to be true and complete in all material respects as of the date when made; or (G) any occurrence, event or change in facts or circumstances occurring on or after the date hereof that would have a Material Adverse Effect as determined by the Consenting Term A Lenders (other than any such occurrence, event or change arising from the Specified Defaults). As used herein, the term "Step One Milestone Termination Event," unless waived or extended by the Consenting Term A Lenders in their sole discretion, in writing (including e-mail), shall mean the occurrence of any of the following:

(i) Deposit Account Control Agreements. On or before February 29, 2016, the Obligors shall not have entered into any deposit account control agreements requested by the Consenting Term A Lenders pursuant to the Financing Agreement and the other Loan Documents;

(ii) Investment Banker. On or before February 29, 2016, Holdco and the Obligors shall not have retained an investment banker acceptable to the Consenting Term A Lenders on terms and conditions acceptable to the Consenting Term A Lenders. Such investment banker shall advise Holdco and the Obligors in connection with a Qualified Refinancing and/or Qualified Private Sale;

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(iii) Perfection Certificate. On or before February 29, 2016, the Obligors shall not have provided the Collateral Agent and Consenting Lenders with an updated Perfection Certificate;

(iv) Warrants. On or before February 29, 2016, the Consenting Term A Lenders shall not have received on a pro rata basis warrants in form and substance acceptable to the Consenting Term A Lenders for the purchase of up to an aggregate amount by all Consenting Term A Lenders of 2.5% of the common shares of Holdco on a fully diluted basis;

(v) Step Two Restructuring Term Sheet: On or before March 15, 2016, the Parties shall not have entered into a non-binding term sheet, on terms and conditions that are acceptable to the Consenting Term A Lenders and the Administrative Agent (provided that if such terms are acceptable to the Consenting Term A Lenders and do not expand the liability or responsibilities of the Administrative Agent, the consent of the Administrative Agent shall not be unreasonably withheld, conditioned or delayed), with respect to a Step Two Restructuring Transaction (as hereinafter defined) (the "Step Two Restructuring Term Sheet"); or

(vi) Consummation of Step One Restructuring Transaction: A Step One Restructuring Transaction shall not have been consummated on or before April 15, 2016.

(c) Notwithstanding the consents set forth in this SECTION 2, if any of the Obligations remain outstanding as of the Forbearance Termination Date, then the Obligors must satisfy (i) the Leverage Ratio of the Parent and its Subsidiaries for the periods of four fiscal quarters ending September 30, 2015 and December 31, 2015 as set forth in Section 7.03(a) of the Financing Agreement and (ii) the Liquidity requirements at the end of the fiscal quarters ending September 30, 2015 and December 31, 2015 as set forth in Section 7.03(b) of the Financing Agreement.

(d) The agreement of the Consenting Lenders hereunder to forbear from instructing the Agents to exercise their rights and remedies based on the Specified Defaults shall immediately and automatically terminate on the Forbearance Termination Date without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Obligors each hereby waive. The Obligors each agree that upon the Forbearance Termination Date, the Consenting Lenders may at any time, subject to the terms of the Financing Agreement, instruct the Agents to proceed to exercise any and all of their respective rights and remedies under any or all of the Financing Agreement, any other Loan Document and/or applicable Laws, including, without limitation, their respective rights and remedies with respect to any Specified Default that is continuing at such time. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Consenting Lenders may, in their respective sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, instruct the Agents to (i) commence any legal or other action to collect any or all of the Obligations from the Obligors, and/or (ii) take any other enforcement action or otherwise exercise any or all rights and remedies, including with respect to the Collateral provided for by any or all of the Financing Agreement, any other Loan Documents and/or applicable Laws, all of which rights and remedies are fully reserved by the Consenting Lenders and the Agents, in each case, in accordance with the terms and conditions of the Financing Agreement, the other Loan Documents, and applicable Laws.

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(e) Any agreement by the Consenting Lenders to extend the Forbearance Period, if any, must be set forth in writing (including e-mail) and signed by the requisite percentage of Consenting Term A Lenders and Term B Lenders, as applicable as provided in the Financing Agreement or any other Loan Documents. The Obligors each acknowledge that the Consenting Lenders have not made any assurances concerning any possibility of an extension of the Forbearance Period.

(f) The Obligors each acknowledge and agree that any financial accommodation which any Consenting Lender makes on or after the date hereof has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in SECTION 7 hereof and the other covenants, agreements, representations and warranties of the Obligors hereunder.

SECTION 3. Supplemental Terms, Conditions and Covenants.

The parties hereto hereby agree to comply with the following terms, conditions and covenants, in each case notwithstanding any provision to the contrary set forth in this Agreement, the Financing Agreement or any other Loan Document, and unless otherwise expressly provided below, notwithstanding any expiration or termination of the Forbearance Period:

(a) Default Interest. From and after the Final Maturity Date, the interest on all Loans, fees, indemnities or any other Obligations of the Loan Parties shall be the Post-Default Rate as set forth in Section 2.04(c) of the Financing Agreement, and, accordingly, interest that accrues at the Post-Default Rate on each Term A Loan shall be payable in cash and on demand, and interest that accrues at the Post-Default Rate on each Term B Loan shall be paid-in-kind by being added to the principal balance of such Term B Loan monthly, on the first day of each calendar month following the month in which such interest accrues. On March 1, 2016, the Loan Parties shall pay interest accrued from February 1, 2016 in accordance with Section 2.04 of the Financing Agreement and this SECTION 3(a).

(b) Step One Restructuring Transaction. During the Forbearance Period, Holdco and the Obligors shall seek to consummate any of the following transactions (each, a "Step One Restructuring Transaction"): (i) a Qualified IPO; (ii) a Qualified Refinancing; or (iii) a Qualified Private Sale (as such terms are hereinafter defined), in each case, on terms and conditions that are consistent with this Agreement or otherwise acceptable to the Consenting Term A Lenders. Holdco and the Obligors agree to simultaneously provide to the Agents (for the benefit of the Consenting Lenders) a copy of any term sheet, letter of intent or other form of offer received or transmitted to a third party by Holdco and/or the Obligors for a transaction representing a Step One Restructuring Transaction (subject to the receiving party executing and delivering a standard confidentiality agreement).

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(i) "Qualified IPO" means the issuance by Holdco of shares of its common stock in a primary public offering pursuant to an effective registration statement under the Securities Act on Form S-1, in which the net cash proceeds and the allocation thereof in respect of the outstanding Obligations shall be in all respects acceptable to the Consenting Term A Lenders and approved by the Independent Director (defined below).

(ii) "Qualified Refinancing" means the issuance by Peekay Acquisition of debt (A) resulting in net cash proceeds in an amount sufficient to pay in full, in cash, all Obligations owed to the Term A Lenders or (B) otherwise on terms and conditions in all respects acceptable to the Consenting Term A Lenders and approved by the Independent Director.

(iii) "Qualified Private Sale" means a sale of some or all of Holdco and/or the Obligors (A) resulting in net cash proceeds in an amount sufficient to pay in full, in cash, all Obligations owed to the Term A Lenders or (B) otherwise on terms and conditions in all respects acceptable to the Consenting Term A Lenders and approved by the Independent Director.

Notwithstanding anything contained herein to the contrary, if and to the extent the consummation of a Qualified Refinancing or Qualified Sale, as the case may be, is not acceptable to the Consenting Term B Lenders, then any such direction expressly or impliedly provided by the Consenting Term B Lenders to any Agent pursuant to this Agreement to consummate any such transaction shall be withdrawn (provided nothing herein shall limit the rights of the Consenting Term A Lenders under this Agreement or the Financing Agreement to so direct any Agent), and the Consenting Term B Lenders shall otherwise have their rights under the Financing Agreement as they existed prior to this Amendment, including rights, if any, to object to or contest the consummation of any such transaction; provided, nothing herein shall limit the rights of the other Parties hereto from opposing any such objection or contest.

(c) CRO: Upon request by the Consenting Term A Lenders, to the extent consistent with the exercise of the fiduciary duties of the board of directors of Holdco and the Obligors, the existing engagement letter between the Obligors and Traverse, LLC shall be amended on terms and conditions acceptable to the Consenting Term A Lenders to include certain additional services and responsibilities as requested by the Consenting Term A Lenders.

(d) Cash Forecast.

(i) No later than February 29, 2016 and, thereafter, twenty days after the last day of each calendar month, the Obligors shall prepare and deliver to Administrative Agent (for subsequent distribution to the Consenting Lenders) a cash forecast for the Obligors for the then upcoming 13-week period in a form and detail reasonably acceptable to the Consenting Term A Lenders;

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(ii) On a bi-weekly basis beginning on March 16, 2016, the Obligors shall prepare and deliver to Administrative Agent (for subsequent distribution to the Consenting Lenders) a report setting forth: (A) the actual cash receipts and disbursements of the Obligors for the immediately preceding week; and (B) a reconciliation between actual and projected cash receipts and disbursements (as described in the cash forecast required pursuant to clause (i) of this SECTION 3(d)) for the immediately preceding week and a summary of the causes for any variations.

(e) Bi-Weekly and Milestone Termination Event Telephonic Updates. On both a bi-weekly basis and on or about the date of any Milestone Termination Event, Holdco and the Obligors shall organize and conduct teleconferences with the Agents and the Consenting Lenders to discuss the status of the potential Step One Restructuring Transactions and other matters relating to the Obligors.

(f) Alternative Financing. Holdco and the Obligors shall not in any way grant, seek to grant, or cause to be granted any lien and/or claim that is senior to or pari passu with any of the liens, security interests, and claims provided under the Financing Agreement, including, without limitation, by offering any other party a superior or pari passu lien or claim pursuant to Section 364 of the Title 11 of the United States Code (the "Bankruptcy Code") or otherwise.

(g) Payments on Seller Notes. From the date hereof until such time as all Obligations have been paid in full in cash or otherwise satisfied in a manner acceptable to each of the Consenting Lenders, no Obligor shall make any Permitted Interest Payments (as such term is defined in the Subordination Agreement (Peekay)) or any other payment in cash of accrued and unpaid interest on, or principal of, the Seller Notes; provided that nothing herein shall prohibit the accrual of PIK Interest (as such term is defined in the Subordination Agreement (Peekay)) on the Seller Notes.

(h) General Cooperation from the Obligors. Holdco and the Obligors shall, and Holdco and the Obligors shall cause their respective senior officers, directors and financial advisors to, cooperate fully with the Consenting Lenders and, if applicable, the Agents (on behalf of the Consenting Lenders) in furnishing information as and when reasonably requested by the Consenting Lenders or, if applicable, the Agents (on behalf of the Consenting Lenders) regarding the financial affairs, finances, financial condition, business and operations of Holdco and the Obligors. Holdco and the Obligors authorize the Consenting Lenders and, if applicable, the Agents (on behalf of the Consenting Lenders) to meet and/or have discussions with any of Holdco and the Obligors' senior officers, directors and financial advisors from time to time to discuss any matters regarding the Obligors' financial affairs, finances, financial condition, business and operations, and shall direct and authorize all such Persons to fully disclose to the Consenting Lenders and, if applicable, the Agents (on behalf of the Consenting Lenders) all information reasonably requested by the Consenting Lenders or, if applicable, the Agents (on behalf of the Consenting Lenders) regarding the foregoing to the fullest extent permissible under any applicable confidentiality agreements. Notwithstanding the foregoing, to the extent necessary for Holdco and the Obligors to comply with this subsection, Holdco and the Obligors agree to waive or release any such senior officer, director and financial advisor from the operation and provisions of any confidentiality agreement with Holdco or the Obligors, as the case may be. All such information shall be subject to the confidentiality provisions of Section 12.20 of the Financing Agreement. Notwithstanding anything contained herein, Holdco, the Obligors and their respective directors and officers shall not be required to make any disclosure required under this subsection, if based on the written advice of counsel, such disclosure would be inconsistent with such Person's fiduciary duties.

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SECTION 4. Step Two Restructuring Transaction.

If a Step One Restructuring Transaction has not been consummated on or before April 15, 2016, the Parties, as well as Persons/entities holding at least two-thirds of the aggregate principal amount of the Seller Notes (the "Seller Note Holders" and together with the Parties, the "Step Two Parties") shall enter into a Restructuring Support Agreement in form and substance acceptable to the Consenting Term A Lenders and the Administrative Agent (provided that if such Restructuring Support Agreement is in form and substance acceptable to the Consenting Term A Lenders and does not expand the liability or responsibilities of the Administrative Agent, the consent of the Administrative Agent shall not be unreasonably withheld, conditioned or delayed) and consistent with the Step Two Restructuring Term Sheet (the "Restructuring Support Agreement") to implement a financial restructuring of Holdco and the Obligors (the "Step Two Restructuring Transaction") pursuant to (a) an out-of-court restructuring on terms and conditions acceptable to the Consenting Lenders (an "Acceptable Out-of-Court Restructuring") or (b) a pre-arranged Chapter 11 bankruptcy on terms and conditions acceptable to the Consenting Term A Lenders (an "Acceptable Pre-Arranged Chapter 11 Bankruptcy"). The Restructuring Support Agreement shall contain such other terms and conditions that are usual and customary for a restructuring support agreement of this kind. Notwithstanding anything contained herein to the contrary, if and to the extent the Restructuring Support Agreement contemplates an Acceptable Out-of-Court Restructuring, such Restructuring Support Agreement must be in form and substance acceptable to the Consenting Term B Lenders.

Notwithstanding anything contained herein to the contrary, if and to the extent the Restructuring Support Agreement contemplates an Acceptable Pre-Arranged Chapter 11 Case that is not in form and substance acceptable to the Consenting Term B Lenders, then the Consenting Term B Lenders party hereto shall not be required to enter into such Restructuring Support Agreement, any such direction expressly or impliedly provided by the Consenting Term B Lenders to any Agent pursuant to this Agreement to consummate any such transaction shall be withdrawn (provided nothing herein shall limit the rights of the Consenting Term A Lenders under this Agreement or the Financing Agreement to so direct any Agent), and the Consenting Term B Lenders shall otherwise have the right to pursue any action within the Chapter 11 case, including objecting to the transaction contemplated by the Restructuring Support Agreement on any grounds; provided, nothing herein shall limit the rights of the other Parties hereto from opposing any such action.

As used herein, the term "Step Two Milestone Termination Event," unless waived or extended by the Consenting Term A Lenders in their sole discretion, in writing (including e- mail) shall mean the occurrence of any of the following:

(a) Entry into Restructuring Support Agreement: On or before May 1, 2016, the Step Two Parties other than the Consenting Term A Lenders shall not have executed and delivered a fully executed Restructuring Support Agreement in form and substance acceptable to the Consenting Term A Lenders;

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(b) Acceptable Out-of-Court Restructuring Closing Date: On or before May 31, 2016, an Acceptable Out-of-Court Restructuring, if one is contemplated by the Restructuring Support Agreement, shall not have closed;

(c) Chapter 11 Filing: On or before June 15, 2016, the Obligors shall have not commenced an Acceptable Pre-Arranged Chapter 11 Bankruptcy, if one is contemplated by the Restructuring Support Agreement, with the filing of a Chapter 11 plan and accompanying disclosure statement in form and substance acceptable to the Consenting Term A Lenders; or

(d) Acceptable Pre-Arranged Chapter 11 Bankruptcy Closing Date: On or before the Outside Date, an Acceptable Pre-Arranged Chapter 11 Bankruptcy shall not have been consummated by final order of the bankruptcy court presiding over the Chapter 11 cases.

SECTION 5. Stock Turnover Transaction.

Immediately upon the occurrence of the earlier of (i) a Termination Event or (ii) the Outside Date, the Stock Turnover Transaction (as hereinafter defined) shall be consummated, unless a Step One Restructuring Transaction or Step Two Restructuring Transaction has been consummated or the Term A Loans and Term B Loans have been indefeasibly paid in full in cash or otherwise restructured in a manner acceptable to the Consenting Term A Lenders. "Stock Turnover Transaction" means the delivery of the Parent Membership Interest to the Collateral Agent and the distribution of the Parent Membership Interest to the Term A Lenders and Term B Lenders in a manner consistent with the Financing Agreement including, without limitation, the "waterfall" provisions contained therein. For the avoidance of doubt, nothing in this section is meant to relieve the Collateral Agent of its obligations under the Financing Agreement or applicable Law.

SECTION 6. Amendments to Loan Documents.

The Loan Documents are hereby amended as follows:

(a) The introduction to Section 12.04 of the Financing Agreement (Expenses; Taxes; Attorneys' Fees) consisting of all of such section immediately prior to clause (a) thereof is hereby amended and restated as follows:

The Borrowers will pay on demand, all costs and expenses (other than in respect of Taxes, which shall be governed solely by Section 2.08) incurred by or on behalf of each Agent (and, in the case of clauses (b) through (l) below, approved by and incurred on behalf of (X) the Required Term A Lenders, and (Y) ADK Soho Fund LP and Harvest Capital Credit Corporation, as Term B Lenders, with a maximum amount of $15,000 to be payable on demand, and any other amounts to accrue and be paid at the same priority of payment of the Term B Obligations and paid solely to ADK Soho Fund LP and Harvest Capital Credit Corporation), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and reasonable expenses of outside counsel for each Agent (and, in the case of clauses (b) through (l) below, approved by and incurred on behalf of (X) the Required Term A Lenders, and (Y) ADK Soho Fund LP and Harvest Capital Credit Corporation, as Term B Lenders, with a maximum amount of $15,000 to be payable on demand, and any other amounts to accrue and be paid at the same priority of payment of the Term B Obligations and paid solely to ADK Soho Fund LP and Harvest Capital Credit Corporation), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, to the extent arising from or relating to:

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SECTION 7. Release.

(a) In consideration of the agreements contained in this Agreement and other good and valuable consideration, each of Holdco and each Obligor (for itself and its Subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Consenting Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof directly arising out of, connected with or related to this Agreement, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral (collectively, the "Claims").

(b) In entering into this Agreement, Holdco and the Obligors consulted with, and have been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.

(c) Holdco and each of the Obligors, on behalf of itself and the other Releasors, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by the Releasors pursuant to SECTION 7(a) hereof. If any of the Releasors violates the foregoing covenant, Holdco and the Obligors agree to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys' fees and reasonable out-of-pocket expenses incurred by any Released Party as a result of such violation.

(d) To the extent that, notwithstanding the New York choice of law provisions in this Agreement and the other Loan Documents, California law is deemed to apply to the release and indemnification provisions set forth herein, Holdco and the Obligors warrant, represent and agree, for themselves and the other Releasors, that they are fully aware of California Civil Code Section 1542, which provides as follows:

SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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Holdco and the Obligors, on behalf of themselves and the other Releasors, hereby knowingly and voluntarily waive and relinquish the provisions, rights and benefits of California Civil Code Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the Claims being released pursuant to SECTION 7 hereof, and Holdco and the Obligors, on behalf of themselves and the other Releasors, hereby agree and acknowledge that this is an essential term of the releases set forth in SECTION 7. In connection with such releases, Holdco and the Obligors, on behalf of themselves and the other Releasors, acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant to SECTION 7 hereof. Nevertheless, it is the intention of Holdco and the Obligors, on behalf of themselves and the other Releasors, in executing this Agreement to fully, finally, and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Claims released pursuant to SECTION 7 hereof.

(e) The provisions of this Section shall survive the termination of this Agreement, the Financing Agreement, the other Loan Documents and payment in full of the Obligations.

SECTION 8. Representations, Warranties and Covenants of Holdco and the Obligors.

To induce the Consenting Lenders and the Agents to execute and deliver this Agreement, each of Holdco and the Obligors represents, warrants and covenants that:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant to this Agreement, the Financing Agreement or any other Loan Document on or prior to the date hereof are true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, "Material Adverse Effect" or a similar materiality qualifier, in all respects) with the same effect as though such representations and warranties had been made on such date (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects (or, as to any such representation or warranty that is qualified by materiality, "Material Adverse Effect" or a similar materiality qualifier, in all respects) only as of such specified date), and, except for the Specified Defaults, no Default or Event of Default has occurred and is continuing as of the date hereof or would result from this Agreement becoming effective in accordance with its terms.

(b) Authorization; Enforceability. The individual(s) executing this Agreement on behalf of Holdco and the Obligors are authorized to so act and the execution, delivery and performance by each of Holdco and the Obligors of this Agreement and all documents and instruments delivered in connection herewith and the Financing Agreement and all other Loan Documents have been duly authorized by the respective Boards of Directors of Holdco and the Obligors, and this Agreement and all documents and instruments delivered in connection herewith and the Financing Agreement and all other Loan Documents are legal, valid and binding obligations of Holdco and the Obligors enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

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(c) No Violation. Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of any of Holdco's or the Obligors' corporate charters, bylaws, operating agreements, or other governing documents, (ii) any Laws or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Holdco or any of the Obligors is a party or by which Holdco or any of the Obligors or any of their respective properties is bound.

SECTION 9. Effectiveness.

This Agreement shall become effective at 12:01 a.m. (prevailing Eastern time) on the date (the "Forbearance Effective Date") on which the following conditions precedent have been met (or waived by the Consenting Term A Lenders in their sole discretion):

(a) Agreement. This Agreement shall have been executed and delivered by Holdco, each of the Obligors, Term A Lenders holding at least 50.1% of the aggregate principal amount of the Term A Loans, Term B Lenders holding at least 50.1% of the aggregate principal amount of the Term B Loans, the Collateral Agent, the Administrative Agent and the Origination Agent;

(b) Due Authorization. Holdco and the Obligors shall have delivered to the Agents, on behalf of the Consenting Lenders, certified resolutions evidencing the legal authority of Holdco and each Obligor to execute, deliver and perform its obligations under this Agreement and, as applicable, all other agreements and documents executed in connection herewith;

(c) Representations and Warranties. The representations and warranties contained herein shall be true and correct in all material respects, and no Termination Event, Default or Event of Default, other than the Specified Defaults, shall exist on the date hereof;

(d) Lender Advisors: Holdco and the Obligors shall have counter-signed and delivered an engagement letter by and among the Consenting Term A Lenders and Curtis, Mallet-Prevost, Colt & Mosle LLP ("Curtis"), on terms and conditions acceptable to the Consenting Term A Lenders and Curtis, under which the Obligors agree to pay the reasonable fees and expenses of Curtis;

(e) Appointment of Independent Director: An independent director nominated by the Consenting Term A Lenders (the "Independent Director") and approved by Holdco (such approval not to be unreasonably withheld, conditioned or delayed) shall have been appointed to the Board of Directors of Holdco and the applicable equivalent Board of each of Holdco's subsidiaries, and such Independent Director shall be indemnified in accordance with the Governing Documents of Holdco and each of its subsidiaries, and such Independent Director shall be insured under the terms of Holdco's D&O insurance policy; in addition, the Board of Directors of Holdco shall have adopted a policy (i) scheduling meetings of the Board of Directors at least every two weeks from and after February 22, 2016 and until the Term A Loans and Term B Loans have been indefeasibly paid in full in cash or otherwise restructured in a manner acceptable to the Consenting Term A Lenders, (ii) requiring management to present the Board of Directors of Holdco with frequent updates as to the condition of the business and the status of the milestones described herein, and (iii) requiring management to provide prompt responses to the questions of any member of the Board of Directors; and

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(f) Amendment Fee: The Obligors shall have paid, in cash, to the Administrative Agent, for the account of each Consenting Lender, a non-refundable amendment fee in an amount equal to 0.25% of the aggregate principal amount of outstanding Term A Loans and Term B Loans held by the Consenting Lenders.

SECTION 10. Ratification of Liability.

Each of the Obligors, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which such party is a party, and agrees that this Agreement shall not affect any of such obligations other than as expressly provided herein. The Obligors each further agree and reaffirm that the Loan Documents to which it is a party now apply to all Obligations (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Financing Agreement or any other Loan Document), and confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Obligors from time to time existing in respect of the Financing Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Forbearance Effective Date all references in any such Loan Document to the "Financing Agreement," the "Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Agreement and that this Agreement constitutes a Loan Document. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agents or any Consenting Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document, nor a novation of any of the Obligations thereunder.

SECTION 11. Rights of Agent and Lenders in Bankruptcy; Tolling of Certain Time- Related Defenses.

(a) Holdco and each Obligor hereby admits, acknowledges and agrees that the Consenting Lenders' and Agents' entry into, and covenants to perform in accordance with, this Agreement and the Consenting Lenders' and Agents' consummation of the transactions contemplated hereby, constitute "new value" and "reasonably equivalent value," as those terms are used in Section 547 and 548 of Title 11 of the Bankruptcy Code, received by Holdco and the Obligors as of the effective date of this Agreement in contemporaneous exchange for Holdco and the Obligors' entry into, and covenants to perform in accordance with, this Agreement, and Holdco and the Obligors' consummation of the transactions contemplated hereby.

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(b) Holdco and each Obligor acknowledges and agrees that all time-related defenses, such as statutes of limitations, doctrines of estoppel, doctrines of laches or any other rules of law or equity of similar nature, are hereby tolled with respect to all rights, claims and causes of action of any kind whatsoever that the Lenders or Agents may have against Holdco or the Obligors under the Financing Agreement, the other Loan Documents or otherwise as of the time of this Agreement through and including the date which is sixty (60) days after the Forbearance Termination Date. Holdco and each Obligor hereby waives all such time-related defenses to the extent such defenses are hereby tolled.

SECTION 12. Reference to and Effect Upon the Financing Agreement.

(a) Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Financing Agreement and other Loan Documents, and all rights of the Consenting Lenders and all of the Obligations, shall remain in full force and effect.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Financing Agreement or any other Loan Document, (ii) amend, modify or operate as a waiver of any provision of the Financing Agreement, this Agreement or any other Loan Document or any right, power or remedy of any Consenting Lender, (iii) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (iv) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each Consenting Lender reserves all of its rights, powers, and remedies under the Financing Agreement, this Agreement, the other Loan Documents and applicable Laws. All of the provisions of the Financing Agreement and the other Loan Documents (as amended or waived from time to time prior to the date hereof) are hereby reiterated.

(c) This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Financing Agreement or any other Loan Document or any obligations arising thereunder.

SECTION 13. Action by Consenting Term A Lenders.

The Consenting Term A Lenders hereby agree that whenever in this Agreement an action may be taken, or an instruction given or waiver made, by the Consenting Term A Lenders, such action, instruction or waiver shall require the approval of Consenting Term A Lenders collectively holding at least a majority of the aggregate principal amount of the Term A Loans held by all Consenting Term A Lenders.

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SECTION 14. Construction.

This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the Parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any Party on the ground that such Party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the Parties hereto represents and declares that such Party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such Party knows the contents thereof and signs the same freely and voluntarily. The Parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

SECTION 15. Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any Party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such Party, and any such facsimile or other electronic transmission shall be treated in all respects as having the same effect as an original signature.

SECTION 16. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

Sections 12.09 through 12.11 of the Financing Agreement are hereby incorporated herein by reference.

SECTION 17. Severability.

The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

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SECTION 18. Further Assurances.

Holdco and the Obligors agree to take all further actions and execute all further documents as the Consenting Lenders may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 19. Section Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 20. Notices.

All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Financing Agreement; (a) provided that the address for notices to Holdco and the Loan Parties shall be the following:

Peekay Boutiques, Inc.
901 W. Main Street, Suite A
Auburn, WA 98001
Attention:	Lisa Berman, Chief Executive Officer
Telephone:	(253) 351-5001 x118 * (415) 686-4400
Email:	lisa@peekay.com

and (b) provided further that the address for courtesy copies of all notices to Holdco and/or any of the Loan Parties shall be the following:

Keller & Benvenutti LLP
650 California Street, Suite 1900
San Francisco, CA 94108
Attention:	Tobias S. Keller, Esq.
Jane Kim, Esq.
Telephone:	415-796-0709
415-364-6793
Telecopier:	650-636-9251
Email:	tkeller@kellerbenvenutti.com
jkim@kellerbenvenutti.com

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and (c) provided further that all notices to the Consenting Term A Lenders shall include a courtesy copy to:

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue, 35th Floor
New York, NY 10178
Attention:	Steven J. Reisman, Esq.
Shaya Rochester, Esq.
Telephone:	212-696-6065
212-696-6037
Telecopier:	212-697-1559
Email:	sreisman@curtis.com
srochester@curtis.com

and (d) provided further that all notices to the Consenting Term B Lenders shall include a courtesy copy to:

Drinker Biddle & Reath LLP
1177 Avenue of the Americas, 41st Floor
New York, NY 10036-2714
Attention:	James H. Millar, Esq.
Telephone:	212-248-3264
Telecopier:	212-248-3141
Email:	James.Millar@dbr.com

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SECTION 21. Assignments; No Third Party Beneficiaries.

This Agreement shall be binding upon and inure to the benefit of Holdco and the Agents, the Obligors, the Consenting Lenders and their respective successors and assigns; provided, that none of Holdco and the Obligors shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Consenting Term A Lenders and the Administrative Agent (provided that if such assignment is acceptable to the Consenting Term A Lenders and does not expand the liability or responsibilities of the Administrative Agent, the consent of the Administrative Agent shall not be unreasonably withheld, conditioned or delayed) in their sole discretion. No Person other than the Parties hereto, and in the case of SECTION 7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third- party beneficiary rights (other than the rights of the Releasees under SECTION 7 hereof) are hereby expressly disclaimed.

SECTION 22. Integration; Modification of Agreement.

This Agreement, the Financing Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship between such Parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the Parties with respect thereto. The requirements of Section 12.02 of the Financing Agreement to amend, waive, modify or alter the Financing Agreement shall apply to any amendment, waiver, modification, alteration or amendment of this Agreement. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. The exercise or failure to exercise any rights or remedies under any of the foregoing by any of the Consenting Lenders in a particular instance shall not operate as a waiver of their right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the Parties hereto relating to the subject matter of this Agreement.

SECTION 23. Agents' Instructions.

Each Consenting Lender hereby directs each of the Agents to (i) execute and deliver this Agreement, and (ii) take the actions requested of it or them pursuant to and in compliance with this Agreement, including without limitation, to forbear from exercising rights and remedies against the Obligors and their respective properties solely with respect to the Specified Defaults in accordance with the terms and conditions of this Agreement, and to assess interest at the Post-Default Rate in accordance with SECTION 3(a) hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the parties hereto as of the date first written above.

HOLDCO: PEEKAY BOUTIQUES, INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chairman

[Signature Page to Forbearance Agreement]

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BORROWERS: PEEKAY ACQUISITION, LLC PEEKAY SPA, LLC PEEKAY, INC. CONREY, INC. ZJ GIFTS I-1, L.L.C. ZJ GIFTS M-1, L.L.C. ZJ GIFTS M-2, L.L.C. ZJ GIFTS M-3, L.L.C.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Authorized Person

[Signature Page to Forbearance Agreement]

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GUARANTORS: CHRISTALS ACQUISITION, LLC ZJ GIFTS F-2, L.L.C. ZJ GIFTS F-3, L.L.C. ZJ GIFTS F-4, L.L.C. ZJ GIFTS F-5, L.L.C. ZJ GIFTS F-6, L.L.C. CONDOM REVOLUTION, INC. CHARTESANHUEZA RETAIL, INC.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Authorized Person

[Signature Page to Forbearance Agreement]

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COLLATERAL AGENT AND ADMINISTRATIVE AGENT: CORTLAND CAPITAL MARKET SERVICES LLC

By:	/s/ Polina Arsentyeva
Name:	Polina Arsentyeva
Title:	Associate Counsel

[Signature Page to Forbearance Agreement]

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ORIGINATION AGENT: CB AGENCY SERVICES, LLC

By	/s/ David Aho
Name:	David Aho
Title:	Partner

[Signature Page to Forbearance Agreement]

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LENDERS: CB CA SPV, LLC

By:	/s/ David Aho
Name:	David Aho
Title:	Partner

[Signature Page to Forbearance Agreement]

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LENDERS: The K2 Principal Fund L.P.

By:	/s/ Shawn Kimel
Name:	Shawn Kimel
Title:	Managing Partner

[Signature Page to Forbearance Agreement]

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LENDERS: Alpine Associates, A Limited Partnership

By:	/s/ Gary Moorman
Name:	Gary Moorman
Title:	Senior Analyst

Alpine Heritage, L.P.

By:	/s/ Gary Moorman
Name:	Gary Moorman
Title:	Senior Analyst

Alpine Heritage, II L.P.

By:	/s/ Gary Moorman
Name:	Gary Moorman
Title:	Senior Analyst

Alpine Heritage Offshore Fund Ltd.

By:	/s/ Gary Moorman
Name:	Gary Moorman
Title:	Senior Analyst

[Signature Page to Forbearance Agreement]

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LENDERS: Chatham Capital Management IV, LLC, as agent for each of Chatham Investment Fund QP IV, LLC and Chatham Investment Fund IV, LLC

By:	/s/ Nick Anacreonte
Name:	Nick Anacreonte
Title:	Partner

[Signature Page to Forbearance Agreement]

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LENDERS: TOR CAPITAL LLC By: Calangia LLC, Its Manager

By:	/s/ John C Rijo
Name:	John C Rijo
Title:	Manager

[Signature Page to Forbearance Agreement]

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LENDERS: ADK SOHO FUND LP

By:	/s/ Nathaniel Klipper
Name:	Nathaniel Klipper
Title:	Managing Partner

[Signature Page to Forbearance Agreement]

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LENDERS HARVEST CAPITAL CREDIT CORPORATION

By:	/s/ Ryan Magee
Name:	Ryan Magee
Title:	Managing Director

[Signature Page to Forbearance Agreement]

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EXHIBIT A

Specified Defaults

1. Any noncompliance with Section 7.02(h) of the Financing Agreement or Section 4 of each of the Fourth Amendment to Financing Agreement between the Parties, dated as of June 30, 2015, the Fifth Amendment to Financing Agreement between the Parties, dated as of October 31, 2015, or the Seventh Amendment to Financing Agreement between the Parties, dated as of November 30, 2015, resulting from the payment, on or before June 30, 2015, to Parent under the Management Agreement of Permitted Management Fees in advance instead of in arrears, including the payment of $62,500 to Parent on June 29, 2015.

2. Subject to Error! Reference source not found. (sic) of this Agreement, any noncompliance with Section 7.03(a) of the Financing Agreement arising from the failure of the Parent and its Subsidiaries to have a Leverage Ratio for each period of four fiscal quarters ending on June 30, 2015, September 30, 2015, and December 31, 2015 of not more than the applicable ratio specified in Section 7.03(a) of the Financing Agreement.

3. Subject to Error! Reference source not found. (sic) of this Agreement, any noncompliance with Section 7.03(b) of the Financing Agreement arising from the failure of the Parent and its Subsidiaries to have Liquidity of at least $1,500,000 at any time from June 30, 2015 through December 31, 2015.

4. The failure of the Borrowers to pay the principal amount of the Loans as well as any other unpaid and owing fees or amounts on the Final Maturity Date.

5. Subject to SECTION 3(a) of this Agreement, the failure of the Borrowers to pay interest accrued from February 1, 2016 on the Final Maturity Date.

6. Any default under the Financing Agreement arising out of the failure of Holdco or the Borrowers to pay accrued but unpaid interest under the Seller Notes in cash upon the Final Maturity Date pursuant to a Seller Debt Document or the Debt Conversion Agreement, dated as of November 17, 2015, by and among Holdco and the holders of the Seller Notes.

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